EXHIBIT 23.1

CONSENTS OF KPMG LLP

The Board of Directors and Stockholders
Circuit City Stores, Inc.:

We consent to the use of our reports dated April 2, 2002, relating to the consolidated balance sheets of Circuit City Stores, Inc. and subsidiaries as of February 28, 2002 and 2001 and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the fiscal years in the three-year period ended February 28, 2002, and the related financial statement schedule, which reports are included in this proxy statement/prospectus. We also consent to the use of our reports dated April 2, 2001, relating to the consolidated balance sheets of Circuit City Stores, Inc. and subsidiaries as of February 28, 2001 and February 29, 2000 and the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the fiscal years in the three-year period ended February 28, 2001, and the related financial statement schedule, which reports are incorporated by reference from the annual report to stockholders, in the February 28, 2001 annual report on Form 10-K of Circuit City Stores, Inc., which annual report is incorporated by reference in this Registration Statement on Form S-4 of CarMax, Inc.

We also consent to the use of our reports dated April 2, 2001, relating to the balance sheets of the Circuit City Group as of February 28, 2001 and February 29, 2000 and the related statements of earnings, group equity and cash flows for each of the fiscal years in the three-year period ended February 28, 2001, and the related financial statement schedule, which reports are incorporated by reference from the annual report to stockholders, in the February 28, 2001 annual report on Form 10-K of Circuit City Stores, Inc., which annual report is incorporated by reference in this Registration Statement on Form S-4 of CarMax, Inc. Our reports on the Circuit City Group dated April 2, 2001, include a qualification related to the effects of not consolidating the CarMax Group with the Circuit City Group as required by accounting principles generally accepted in the United States of America.

We also consent to the use of our reports dated April 2, 2001, relating to the balance sheets of the CarMax Group as of February 28, 2001 and February 29, 2000 and the related statements of operations, group equity and cash flows for each of the fiscal years in the three-year period ended February 28, 2001, and the related financial statement schedule, which reports are incorporated by reference from the annual report to stockholders, in the February 28, 2001 annual report on Form 10-K of Circuit City Stores, Inc., which annual report is incorporated by reference in this Registration Statement on Form S-4 of CarMax, Inc.

/s/ KPMG LLP

Richmond, Virginia
May 10, 2002

The Board of Directors and Stockholders
Circuit City Stores, Inc.:

We consent to the use of our report dated April 2, 2002, relating to the consolidated balance sheets of CarMax, Inc. and subsidiaries as of February 28, 2002 and 2001, and the related consolidated statements of earnings, equity and cash flows for each of the fiscal years in the three-year period ended February 28, 2002, which report is included in this proxy statement/prospectus. Additionally, we consent to the use of our report dated April 2, 2002, relating to the financial statement schedule of CarMax, Inc and subsidiaries, relating to the consolidated financial statements of CarMax, Inc. as of February 28, 2002 and 2001 and for each of the fiscal years in the three-year period ended February 28, 2002, which report is included in this proxy statement/prospectus.

/s/ KPMG LLP

Richmond, Virginia
May 10, 2002

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